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                                                                   Exhibit 10.39

                                                                  EXECUTION COPY


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                          CONSTRUCTION AGENCY AGREEMENT


                          dated as of February 9, 1999



                                     between



                    SUMITOMO BANK LEASING AND FINANCE, INC.,
                                    as Lessor



                                       and



                              SYMANTEC CORPORATION,
                             as Construction Agent.



                           --------------------------



                        Lease Financing of City Center II
                    and Construction of Certain Improvements
                            for Symantec Corporation



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                          CONSTRUCTION AGENCY AGREEMENT


        THIS CONSTRUCTION AGENCY AGREEMENT, dated as of February 9, 1999 (this "Agreement"), between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as Lessor (the "Lessor"), and SYMANTEC CORPORATION, a Delaware corporation, as Construction Agent (in its capacity as Construction Agent, the "Construction Agent").


                              W I T N E S S E T H:

        WHEREAS, the Lessor and the Construction Agent are parties to that certain Master Lease and Deed of Trust dated as of October 18, 1996 (as amended by Master Amendment No. 1 and as otherwise amended, supplemented or otherwise modified from time to time, the "Master Lease"), pursuant to which the Lessee has agreed to lease from Lessor, and the Lessor has agreed to lease to Lessee, Lessor's interest in certain Properties; and

        WHEREAS, pursuant to the amended and restated Operative Documents, each dated as of February 9, 1999 (the "Master Amendment"), the Lessor, Symantec Corporation (in its capacity as Lessee, Pledgor, Guarantor and Construction Agent), the Lenders and the Agent have agreed to amend certain provisions of the Operative Documents for the purpose of providing financing for the construction of certain Improvements (the "Subject Improvements") located on the Land subject to Lease Supplement No. 4 (which Land is described on Schedule 1 attached hereto);

        WHEREAS, subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent for the construction of the Subject Improvements in accordance with the Plans and Specifications described on Schedule 2 attached hereto (the "Plans and Specifications") and pursuant to the Master Lease and this Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Subject Improvements to be constructed in accordance with the Plans and Specifications and pursuant to the Master Lease and this Agreement, in each case in accordance with the terms set forth herein and in the Master Lease;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:



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                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

        1.1. Definitions; Interpretation. Unless the context shall otherwise require, capitalized terms used and not defined in this Agreement (including the recitals hereto) shall have the meanings assigned thereto in Appendix A to the Participation Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A") for all purposes hereof (except that for the purposes hereof the term "Property" refers solely to City Center II); and the rules of interpretation set forth in Appendix A shall apply to this Agreement.


                                   ARTICLE II

                  APPOINTMENT OF CONSTRUCTION AGENT; ACCEPTANCE

        2.1. Appointment and Acceptance. Pursuant to and subject to the terms and conditions set forth herein and in the Lease and the other Operative Documents, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent for the construction of the Subject Improvements in accordance with the Plans and Specifications, and the Construction Agent hereby unconditionally accepts the designation and appointment as Construction Agent.

        2.2. Plans and Specifications; Estimated Improvement Costs. The Construction Agent hereby represents and warrants to the Lessor with respect to the Construction for City Center II that:

                (a) the Construction Agent in good faith expects that it will expend an amount not in excess of the Construction Commitment Amount in order for the Construction of the Subject Improvements to achieve Substantial Completion.

        2.3. Term. This Agreement shall commence on the date hereof and shall terminate upon the first to occur of:

                (a) payment by the Lessee of the Lease Balance for City Center II and termination of the Lease in accordance with the terms and conditions of the Lease or the payment and performance of the obligations set forth in Section 5.5 hereof;


                (b) the Expiration Date or other expiration or early termination of the Lease;

                (c) termination of this Agreement pursuant to Article V hereof; and



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                (d) the completion of the Construction, including completion of punch list items referred to in Section 2.5(e) and the full performance of all other obligations of the Construction Agent hereunder.

        2.4. Construction Documents.

        (a) Subject to Section 3.1, the Construction Agent shall enter into the Prime Construction Contract and such other agreements with architects and contractors as the Construction Agent deems necessary or desirable for the completion of the Construction pursuant hereto (collectively, the "Construction Documents"); provided, however, that the Prime Construction Contract shall be substantially in the form of the Construction Contract previously used in connection with City Center V with such changes as may be approved by the Lessor and Construction Agent in their reasonable discretion; provided, further, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided, further, that contemporaneously with the execution and delivery of this Agreement, the Construction Agent will execute and deliver to the Lessor the Construction Documents Assignment in the form of Annex I attached hereto, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the construction Agent's rights under and interest in such Construction Documents.

        2.5. Scope of Authority. (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder, including, without limitation:

                (i) performing all design and supervisory functions and all engineering work related to the Construction;

                (ii) negotiating and entering into all contracts or arrangements to procure the equipment necessary to construct the Subject Improvements on such terms and conditions as are customary and reasonable in light of local standards and practices;

                (iii) obtaining all necessary Material permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law (including Environmental Laws), from all Governmental Authorities in connection with the Construction and granting on behalf of the Lessor such easements as are necessary or appropriate to



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        effect the Construction or that otherwise would not have an adverse effect on the value of the Subject Improvements or the Land on which the Subject Improvements are located;

                (iv) maintaining all books and records with respect to the Construction; and

                (v) performing any other acts necessary in connection with the construction and development of the Subject Improvements in accordance with the Plans and Specifications.

        (b) Subject to the terms hereof, the Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact.

        (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the Construction.

        (d) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any material liability or obligation on the Lessor without the express written consent of the Lessor.

        2.6. Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

                (a) promptly, after receiving control of the Property, commence the Construction following the Restructuring Date and prosecute the Construction diligently and without interruption (subject only to delays caused by Force Majeure Events) in accordance in all Material respects with the Plans and Specifications, all Requirements of Law and all Insurance Requirements;

                (b) promptly, upon its receipt thereof, deliver to the Lessor a true and complete copy of the Plans and Specifications for City Center II;

                (c) notify the Lessor in writing as soon as practical after the occurrence of each Force Majeure Event;

                (d) take all reasonable and practical steps to minimize the disruption of the construction process arising from Force Majeure Events;

                (e) cause the Substantial Completion of the Construction to occur on or prior to the Outside Completion



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        Date, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Subject Improvements), other than Permitted Liens, to be discharged;

                (f) following the Substantial Completion of the Construction, cause all outstanding punch list items with respect to the Construction to be promptly and expeditiously completed;

                (g) cause the Subject Improvements to be constructed (x) substantially in accordance with the applicable Plans and Specifications, (y) in compliance in all material respects with all Applicable Law and (z) in compliance with all Insurance Requirements;

                (h) ensure that the Land subject to Lease Supplement No. 4 acquired pursuant to the Operative Documents and the Subject Improvements shall be (x) in compliance in all material respects with all Applicable Law (including without limitation zoning and land use laws and Hazardous Materials Laws), and (y) fit for use as a property of the type specified in the Appraisal of such Property delivered in connection with the Acquisition Date thereto and other purposes attendant thereto;

                (i) as between the parties to the Operative Documents, maintain the Land subject to Lease Supplement No. 4 in safe condition free from injury or mishaps to third Persons;

                (j) ensure that on or prior to the Outside Completion Date for the Land and Improvements subject to Lease Supplement No. 4, all water, sewer, electric, gas, telephone and drainage facilities, all other utilities required to adequately service the Improvements for the intended use and means of access between such Improvements and public highways for pedestrians and motor vehicles will be available pursuant to adequate permits (including any that may be required under applicable Hazardous Materials Laws), and all utilities serving such Property, or proposed to serve such Property in accordance with the Plans and Specifications, are or will be located in, and vehicular access to the Improvements on such Property will be provided by, either public rights-of-way abutting such Property or appurtenant rights;

                (k) ensure that all licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Materials on, at, under or from



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        such Property during the construction of the Subject Improvements, and
        (y) construction of the Subject Improvements on such Property in accordance with the Plans and Specifications therefor and this Agreement will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to the time required by such Governmental Authority or private party, except where the failure to obtain such licenses, approvals, authorizations, consents, permits, easements, rights-of-way or dedications could not reasonably be expected to (x) have a Material Adverse Effect, (y) or materially adversely affect the Construction Agent's ability to comply with its covenants and agreements under this Agreement, including
        Section 2.7(b) or (z) have a material adverse effect on the use, value or remaining useful life of Land and Improvements subject to Lease Supplement No. 4; and

                (l) promptly notify the Lessor in writing if in the Construction Agent's reasonable judgment the amount that needs to be expended in order to achieve Substantial Completion of the City Center II Improvements is in excess of the Construction Commitment Amount.

        2.7. Insurance.

        (a) Public Liability and Workers' Compensation Insurance. During the Interim Term with respect to the Property, the Construction Agent shall procure and carry insurance for the risks insured arising from the acts or omissions of the Construction Agent while located on, in possession of, or controlling or acting or failing to act with respect to Land and Improvements subject to Lease Supplement No. 4. In addition, during the Interim Term with respect to Land and Improvements subject to Lease Supplement No. 4, the Construction Agent shall, in the construction of Improvements on Land and Improvements subject to Lease Supplement No. 4 and the operation of Land and Improvements subject to Lease Supplement No. 4, comply with all applicable workers' compensation laws. The Construction Agent acknowledges and agrees in this connection that the Property is in its control and possession during the Interim Term therefor, it is responsible as Construction Agent for the acts and omissions of its subcontractors and agents and that it has agreed to maintain Land and Improvements subject to Lease Supplement No. 4 free from injury and mishap to third Persons.

        (b) Hazard and Other Insurance. During the Interim Term with respect to the Property, the Construction Agent shall also maintain and keep in force a policy or policies of builder's "all risk" insurance with respect to such Property, insuring the Lessor's interest in Land and Improvements subject to Lease Supplement No. 4, including collapse coverage and fire insurance



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with extended coverage, written on a Standard Builder's Risk Completed Value
Form (100% non-reporting), in an amount equal to 100% of the replacement cost thereof. The premium for such coverage shall be a cost paid with the proceeds of a Construction Advance. In addition, the reduction in any recovery pursuant to any deductible applicable to such policy shall be a construction cost paid with the proceeds of an Advance; provided, however, that the Construction Agent shall pay to the Lessor an amount equal to the deductible if the conditions precedent for an Advance cannot be met at the time such deductible amount shall be payable and, provided, further, that, unless each Participant otherwise agrees, each insurance policy required pursuant to this clause (b) shall have no deductible. Amounts otherwise payable by the Lessee to the Lessor with respect to the Property under the Operative Documents during the Interim Term in respect of an event covered by such policy shall be reduced by any recovery by the Lessor under such policy and for the deductible (if any) paid by the Construction Agent, in each case to the extent relating to the Land and Improvements subject to Lease Supplement No. 4.

        (c) Deductibles. The insurance required to be obtained by the Construction Agent under Section 2.7(a) may be subject to deductible amounts and self-insured retentions as is consistent with the Construction Agent's or its Affiliates practice for other properties similar to the Land and Improvements subject to Lease Supplement No. 4 owned or leased by the Construction Agent or the Affiliates of the Construction Agent, and may be carried under blanket policies maintained by or on behalf of the Construction Agent so long as such policies otherwise comply with the provisions of this Section 2.7. The insurance required to be obtained by the Lessee pursuant to Section 2.7(b) may contain a deductible amount, but not in excess of $1,000.00, unless each Participant otherwise agrees and the cost of obtaining all such insurance shall be advanced to the Construction Agent and constitute part of Property Balance.

        (d) Coverage. All insurance required to be carried by the Construction Agent pursuant to the requirements of Section 2.7(a) or 2.7(b) shall provide in the policy or by special endorsement that:

                (i) in the case of insurance required by Section 2.7(a), the Lessor and each Lender, are included as additional insureds;

                (ii) the insurer thereunder waives all rights of subrogation against the Lessor, and each Lender and waives any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

                (iii) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf



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        of the Lessor or any Lender, and shall provide that no such Person shall have any obligation or liability for payment of premiums;

                (iv) the respective interests of the Lessor or any Lender, under all insurance policies required hereunder shall not be invalidated by any action or inaction of the Lessee or the Construction Agent or any other Person (other than, with respect to any such insured, such insured) and such insurance shall insure the Lessor or any Lender as their interests may appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee, the Construction Agent or any other Person (other than, with respect to any such insured, such insured);

                (v) if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lessor and the Lenders for thirty (30) days after receipt by the Lessor and the Lenders, respectively, of written notice from such insurers of such cancellation, change or lapse; and

                (vi) with respect to all liability insurance, in as much as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

        (e) Adjustment of Losses. Losses, if any, with respect to the Property under any property damage policies required to be carried under Section 2.7(b) shall be adjusted with the insurance companies, including the filing of appropriate proceedings, as follows: (x) so long as no Lease Event of Default or Construction Agency Agreement Event of Default shall have occurred and be continuing, and provided that the Lessee is required by the Operative Documents, or has agreed, to repair the damage to the Property, such losses shall be adjusted by the Lessee, and (y) if any Lease Event of Default or Construction Agency Agreement Event of Default shall have occurred and be continuing, or if the Lessee is not required to, and has not agreed, to repair the damage to the Property, such losses shall be adjusted by the Lessor. The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty and shall pay all expenses thereof. At such party's reasonable request, and at the Construction Agent's sole cost and expense, the Lessee, the



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Lessor and each Lender, as the case may be, shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The parties hereto agree that this Construction Agency Agreement shall control the rights of the parties hereto in and to any such award, compensation or insurance payment relating to any Casualty affecting the Property during the Interim Term.

        (f) Application of Insurance Proceeds. All proceeds of insurance maintained pursuant to Section 2.7(b) on account of any damage to or destruction of any Property or any part thereof shall be paid over to the Lessor or as it may direct; provided that if no Lease Event of Default or Construction Agency Event of Default shall have occurred such funds shall be held by the Lessor in a segregated account and, so long as the Construction Agent is diligently repairing the damage to the applicable Property caused by the applicable Casualty, disbursed to the Construction Agent to effect the repair of the applicable Property.

        (g) Additional Insurance. Any additional insurance obtained by the Construction Agent, the Lessor or any Lender shall provide that it shall not interfere with or in any way limit insurance required to be maintained under Sections 2.7(a) and 2.7(b) or increase the amount of any premium payable with respect to any such required insurance. The proceeds of any such additional insurance will be for the account of the party maintaining such additional insurance.

        (h) Annual Insurance Report. Prior to the commencement of Construction and each January 1 thereafter, the Construction Agent shall provide the Lessor and the Lender an insurance certificate certifying compliance with the insurance then required to be maintained by the Construction Agent pursuant to this
Section 2.7.


                                   ARTICLE III

                   THE IMPROVEMENTS; CASUALTY AND CONDEMNATION

        3.1. Construction. The Construction Agent shall cause the Subject Improvements to be constructed, equipped, maintained and used in compliance with all Insurance Requirements and in compliance in all material respects with all Applicable Law (including all Hazardous Materials Laws).

        3.2. Modifications to Plans and Specifications. The Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the other Operative Documents, at any time during the Interim Term for the Property, amend or modify the Plans and Specifications for such Property


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without the consent of the Lessor; provided, however, that the prior written consent of the Lessor will be required if such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to such Plans and Specifications, could reasonably be expected to: (w) cause the Completion Date for such Property to occur after the Outside Completion Date for such Property, (x) result in the Improvement Costs for such Property exceeding the estimated improvement costs, (y) reduce the Fair Market Sales Value of such Property when completed from the Fair Market Sales Value of such Property as set forth in the Appraisal of such Property delivered in connection with the Acquisition Date therefor or (z) cause the Improvements to vary in any material respect from the assumptions with respect to use, operation and construction set forth in the Appraisal of such Property delivered in connection with the Acquisition Date therefor.

        3.3. Casualty, Condemnation and Force Majeure Events. If at any time prior to the Completion Date for the Property there occurs a Casualty, Condemnation or a Force Majeure Event with respect to the Property, then, except as otherwise provided in Article XIV or XVI of the Lease, in each case the Construction Agent shall use commercially reasonable efforts to complete the Construction of the Improvements on such Property in accordance with the Plans and Specifications therefor and in compliance with the terms hereof, and cause the Completion Date for such Property to occur on or prior to the Outside Completion Date for such Property. If the Outside Completion Date is extended by six or more months as a result of the occurrence of a Force Majeure Event, the Lessor may terminate the Construction Agent hereunder and engage one or more new construction agents to complete the Property.

        3.4. Condemnation Proceedings. The Construction Agent hereby agrees that it shall, within five (5) Business Days after the date on which the Construction Agent shall have notice thereof, give notice to the Lessor and the Lenders of each action or proceeding by any Governmental Authority with respect to any actual, pending or threatened Condemnation affecting the Property during the Interim Term. During the Interim Term, the Lessor and the Lenders shall be entitled, to the exclusion of the Construction Agent, to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Condemnation affecting such Property. The Participants shall consult with the Lessee in connection with the foregoing, but the Construction Agent shall have no right to participate in any such negotiation, prosecution, adjustment or appeal unless the Lessor and the Lenders consent thereto in their sole discretion.

        3.5. Condemnation Awards. During the Interim Term with respect to the Property, all awards, compensation and insurance



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payments on account of any Condemnation affecting such Property shall be paid directly to the Lessor or, if received by the Construction Agent, shall be held in trust for the Participants and shall promptly be paid over by the Lessee to Lessor. All amounts held by the Lessor on account of any award, compensation or insurance payment described in this Section 3.5 shall be distributed by the Lessor as follows: (i) if the Property can be restored to its pre-Condemnation or pre-Casualty condition prior to the Expiration Date by application of such proceeds to the restoration of the Property, such proceeds will be released to the Construction Agent so long as it offers its obligation to complete Construction otherwise such proceeds shall be distributed to the Participants as provided in Section 7.9(b) of the Participation Agreement.


                                   ARTICLE IV

                                PAYMENT OF FUNDS

        4.1. Funding of Property Improvements Costs. (a) In connection with and during the course of the construction of the Subject Improvements, the Construction Agent may request that the Lessor advance funds for the payment of Property Improvements Costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Lease. The Construction Agent and the Lessor acknowledge and agree that the Lessee's right to request funds and the Lessor's obligation to advance funds for the payment of Property Improvements Costs is subject in all respects to the terms and conditions of the Lease and each of the other Operative Documents.

        (b) The proceeds of any funds made available to the Lessor to pay Property Improvements Costs shall be made available to the Construction Agent or its designee(s) in accordance with the Funding Request relating thereto and the terms of the Lease. The Construction Agent will use such proceeds only to pay the Property Improvements Costs set forth in the Funding Request relating to such funds.

        (c) In no event shall the Lessor be required to advance funds for the payment of Property Improvement Costs in excess of the Construction Commitment Amount.

        (d) The Construction Agent shall, upon the passing of possession and control to the Construction Agent, at all times cause to be and remain vested in the Lessor's ownership of any and all construction materials and equipment not yet incorporated into the Property for which funds shall have been requested pursuant to this Article IV, and cause such title to be and remain free of all Liens other than Permitted Liens.



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                                    ARTICLE V

                 CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT

        5.1. Construction Agency Agreement Events of Default. If any one or more of the following events (each a "Construction Agency Agreement Event of Default") shall occur:

                (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent or its designee(s) to the payment of the appropriate Property Improvements Costs; or

                (b)(i) the Construction Agent shall cause or permit any Improvements to be constructed and equipped in a manner which (x) violates in any material respect any Applicable Law or Insurance Requirements or (y) deviates in any material respect from the Plans and Specifications; or (ii) the Construction Agent shall fail to maintain the insurance required under Section 2.7; or

                (c)(i) the Construction Agent shall (A) admit in writing its inability to pay its debts generally as they become due, (B) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (C) make a general assignment for the benefit of its creditors, (D) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (E) fail to cause the discharge of any custodian, trustee or receiver appointed for the Construction Agent or the whole or a substantial part of its property within sixty (60) days after such appointment, or (F) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or (ii) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Construction Agent and not dismissed within ninety (90) days from the date of its filing (provided, that the Construction Agent hereby expressly authorizes the Lessor to appear in any court conducting any such proceeding during such ninety (90) day period to preserve, protect and defend the respective rights of the Participants under the Operative Documents), or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Construction Agent, a receiver of the Construction Agent or



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        the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof;

                (d) the Construction Agent shall fail to perform or observe any covenant or agreement (other than any covenant or agreement described in clause (a) or (b) above) to be performed or observed by it under this Agreement and such failure shall continue for a period of thirty (30) days after the earlier of (i) the date on which the Construction Agent shall have knowledge of such failure and (ii) receipt by the Construction Agent of a written notice from the Lessor with respect thereto; or

                (e) any representation or warranty made by the Construction Agent shall prove to have been Materially inaccurate at the time made, and if such inaccuracy can be cured, it shall not have been cured within thirty (30) days after written notice thereof from the Lessor or any Lender.

        5.2. Survival. The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination.

        5.3. Remedies.

                (a) Termination of Commitments; Acceleration of Lease Balance, etc. Upon the occurrence and continuance of any Construction Agency Agreement Event of Default of the type described in Section 5.1(c), all Commitments shall automatically terminate and the Construction Agent shall, subject to Section 5.4, immediately become obligated to pay the then outstanding amount of the Lease Balance together with all accrued and unpaid Basic Rent and Supplemental Rent, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or any other Operative Document to the contrary notwithstanding. After the occurrence and continuance of any other Construction Agency Agreement Event of Default, the Lessor may by written notice to the Lessee or the Construction Agent, immediately (x) terminate all Commitments, (y) terminate this Agreement (and upon the giving of such notice, this Agreement shall terminate and all rights of the Construction Agent and all obligations of the Lessor under this Agreement (as the case may be) shall cease) and/or (z) subject to the limitations imposed under Section 5.4, accelerate the Lease Balance and all other amounts due and owing by the Lessee under the Operative Documents and, upon any such notice of acceleration, the Lessee shall immediately become obligated to pay the then outstanding amount of the Lease Balance together with all accrued and unpaid Basic Rent and Supplemental Rent.

        (b) Remedies.

                (i) If (x) a Construction Agency Agreement Event of Default shall have occurred and be continuing under Section 5.1(a) or 5.1(c),
        (y) as a result of the Construction Agent's fraudulent or illegal acts or omissions or willful misconduct, any other Construction Agency Agreement Event of Default shall have occurred and be continuing, or (z) any Construction Agency Agreement Event of Default not described in clause (x) or (y) shall have occurred and be continuing and the Construction Agent shall have failed to relinquish all of its interest the Property and convey possession thereof to the Lessor or its designee in then, in each case, the Lessor shall have all rights and remedies available under the Operative Documents (including under Article XVI of the Lease) or available at law, equity or otherwise.

                (ii) If a Construction Agency Agreement Event of Default shall have occurred and be continuing under Section 5.1(b), (d) or (e), other than as a result of Construction Agent's fraudulent or illegal acts or omissions or willful misconduct, the Lessor shall have the right to require the Construction Agent to relinquish all of its right, title and interest in, to and under the applicable Property to the Lessor and to pay to the Lessor the Construction Period Guarantee Amount for the Property. Under such circumstances, the Lessee shall, in accordance with the procedures set forth in Section 21.1 of the Lease, convey to the Lessor all of the Lessee's right, title and interest in, to and under the Property free and clear of all Liens (other than Lessor Liens and Permitted Liens of the type described in clause (a) of the definition thereof) and in compliance with all Hazardous Materials Laws, and deliver to the Lessor an affidavit of the Lessee to such effect and appropriate statements of termination.

                (c) Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and in the other Operative Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                (d) Payment of Costs and Expenses. The Construction Agent shall pay upon demand all reasonable costs, expenses, losses, expenditures and damages (including, without limitation, attorneys' fees) incurred by or on behalf of any Participant or the Collateral Agent in connection with any Construction Agency Agreement Event of Default.

        5.4. Limitation on Construction Agent's Recourse Liability. Notwithstanding anything contained herein or in any other Operative Document to the contrary, upon the occurrence and during the continuance of a Construction Agency Agreement Event of Default with respect to the Property described in clause (b), clause (d) or clause (e) of Section 5.1 (other than as a result of the Construction Agent's fraudulent or illegal acts or omissions or willful misconduct), so long as the Construction Agent and Lessee relinquishes all of its interest in the applicable Property and conveys possession thereof to the Lessor or its designee free and clear of all Liens (other than Lessor Liens and Permitted Liens of the type described in clause (a) of the definition thereof in Appendix A) and in compliance with all Hazardous Materials Laws, accompanied by an affidavit to each Participant to such effect and appropriate statements of termination, the aggregate maximum recourse liability of the Construction Agent with respect to such Property to the Lessor or any Person claiming by, through or under the Lessor under the Operative Documents, including specifically, the Lenders, shall be limited to the Construction Period Guarantee Amount. The Construction Agent nonetheless acknowledges that the Lessor (and Persons claiming by, through or under the Lessor) shall be entitled to recover from the Property (including through any reletting and/or sale of such Property or any portion thereof) the entire outstanding Property Cost of such Property, all accrued and unpaid interest, Yield and other amounts then due and owing to the Lessor or any other Person under the Operative Documents and all other costs and expenses of the Lessor and the Collateral Agent incurred in connection with such Property (including without limitation, any costs incurred in connection with the construction of the Improvements and/or any reletting or sale of such Property or any portion thereof) from and after the date of such return.

        5.5. Construction Agent's Right to Purchase. In the event that a Construction Agency Agreement Event of Default (other than a Construction Agency Agreement Event of Default under Section 5.1(c)) or a delay in the construction of the Property (which delay is in excess of 60 days) with respect to the Property shall have occurred and be continuing, the Construction Agent may purchase the applicable Property for a price equal to the Property Balance of such Property, then outstanding on the date of such purchase plus all accrued and unpaid Basic Rent plus any Supplemental Rent due and owing by exercising its Purchase Option in accordance with Section 18.1 of the Lease; provided that the Construction Agent shall have given written notice of its intention to do so within five (5) days after the occurrence of such Construction Agency Agreement Event of Default and provided, further, that the Construction Agent shall purchase the applicable Property and pay all amounts due in connection therewith within fifteen (15) days after the occurrence of such Construction Agency Agreement Event of Default. If the Construction Agent elects to halt Construction for more than sixty (60) days and the Construction Agent does not elect to purchase such Property the Lessor may: (i) offer to extend the Construction Period, (ii) terminate the Construction Agency Agreement and complete such Property (upon completion of such Property the Basic Term shall commence), (iii) require the Construction Agent to pay to the Lessor the Construction Period Guarantee Amount, and (iv) sell such Property. With regard to the Lessor's right to sell an applicable Property hereunder, the Lessor and the Construction Agent acknowledge and agree that the Lessor shall be entitled to recover up to 100% of any outstanding Lease Balance with respect to such Property plus all expenses and cost incurred by the Lessor with regard to such sale, all amounts recovered in excess of such amount shall be for the account of the Lessee. The Lessee's purchase of any Property in accordance with this Section 5.5 and in accordance with Section 18.1 of the Lease shall be deemed to cure the applicable Construction Agency Agreement Event of Default to the extent relating to such Property.


                                   ARTICLE VI

                           NO CONSTRUCTION AGENCY FEE

        6.1. Lease as Fulfillment of Lessor's Obligations. All obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction Agent will not be entitled to, and the Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall have no obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor and the Construction Agent entering into the Lease and the other Operative Documents.

                                   ARTICLE VII

                                  MISCELLANEOUS

        7.1. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 14.3 of the Participation Agreement.

        7.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and assigns.

        7.3. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        7.4. Amendments, etc. The Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.

        7.5. Counterparts. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        7.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.7. Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                       SYMANTEC CORPORATION
                                       as Construction Agent



                                       By /s/ GREG MYERS
                                         -------------------------------------
                                         Name: Greg Myers
                                         Title: Vice President Finance



                                                   CONSTRUCTION AGENCY AGREEMENT

                                       SUMITOMO BANK LEASING AND FINANCE, INC., as Lessor



                                       By /s/ WILLIAM M. GINN
                                         ---------------------------------------
                                         Name: William M. Ginn
                                         Title: President




                                                   CONSTRUCTION AGENCY AGREEMENT

                                                                      Schedule 2




                            Plans and Specifications

                                                                         ANNEX I
                                                TO CONSTRUCTION AGENCY AGREEMENT



                        CONSTRUCTION DOCUMENTS ASSIGNMENT

        FOR VALUE RECEIVED, and to secure the performance by SYMANTEC CORPORATION, a Delaware corporation (hereinafter referred to as either the "Lessee" or "Assignor"), of all of its obligations under that certain Construction Agency Agreement dated as of __________, 199_ (as the same may be amended, modified or restated from time to time, and together with all supplements thereto, the "Construction Agency Agreement"), between the Lessee and Sumitomo Bank Leasing and Finance, Inc. (the "Lessor" or "Secured Party"), the Lessee does hereby quitclaim, sell, assign, transfer and set over unto the Secured Party and its successors and assigns, all of the Lessee's right, title and interest in and to the following (referred to collectively herein as the "Collateral"):


                (i) all construction contracts relating to the Construction of the Subject Improvements (including, without limitation, the Prime Construction Contract), as each such agreement may hereafter be supplemented, modified or amended from time to time (collectively, the "Construction Contracts");

                (ii) all architectural services agreements pertaining to the Construction, as each such agreement may hereafter be supplemented, modified or amended from time to time (collectively, the "Architect's Agreements");

                (iii) all plans, specifications and drawings of any and every kind heretofore or hereafter prepared for use in connection with the Construction of the Property (including, without limitation, the Plans and Specifications), and any supplements, amendments or modifications thereto (collectively, the "Plans"); and

                (iv) all building and other permits, licenses and governmental approvals which are necessary or useful to the commencement and completion of the Construction, or otherwise relate to the Construction, heretofore or hereafter obtained or applied for by or on behalf of the Assignor or any architects, engineers or contractors working on any aspect of the Construction, and any deposits made in connection therewith (collectively, the "Permits");

provided, however, that the Secured Party shall have no obligation or liability of any kind under or with respect to the

Construction Contracts, the Architect's Agreements, the Permits or the Plans, either before or after the Secured Party's exercise of any rights hereby granted to it, and the Assignor agrees to save and hold the Secured Party harmless of and from, and to indemnify the Secured Party against, any and all such obligations and liabilities, contingent or otherwise, including without limitation attorneys' fees and expenses incurred in connection therewith.

        This Construction Documents Assignment shall inure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the Assignor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due the Secured Party from the Assignor under or with respect to the Lease or any of the other Operative Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"), have been fully paid, performed and satisfied, and all Commitments have terminated, at which time this Construction Documents Assignment will terminate. The Secured Party will not exercise any of its rights hereunder until there shall have occurred and be continuing a Lease Event of Default.

        For purposes of completing the Construction after any Lease Event of Default shall have occurred and be continuing, the Secured Party may, at its option, further assign its right, title and interest in the Collateral without the consent of the Assignor, or any contractor or architect.

        This Construction Documents Assignment is a present, perfected and absolute assignment; provided, however, that the Secured Party shall not have the right to undertake completion of the Construction or directly to enforce the provisions of any Construction Contract or any Architect's Agreement until a Lease Event of Default shall have occurred and be continuing. During the continuance of any such Event of Default, the Secured Party may, without affecting any other right or remedy available to it, exercise its rights under this Construction Documents Assignment as provided herein in any manner permitted by law. If any notice to the Assignor is required by law, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to the date of intended action.

        This Construction Documents Assignment may be effectively waived, modified, amended or terminated only by a written instrument executed by the Secured Party and the Lessee. Any waiver by the Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of the Secured Party.

        Unless the context shall otherwise require, capitalized terms used and not defined in this Construction Documents Assignment shall have the meanings assigned thereto in Appendix A (as defined in the Construction Agency Agreement) for all purposes hereof; and the rules of interpretation set forth in Appendix A shall apply to this Construction Documents Assignment.

        THIS CONSTRUCTION DOCUMENTS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Construction Documents Assignment as of this ______ day of ________ pursuant to proper authority duly granted.



                                       SYMANTEC CORPORATION,
                                       as Construction Agent




                                       By____________________________________
                                         Name:
                                         Title:

                                TABLE OF CONTENTS


SECTION                                                                                   Page
-------                                                                                   ----
                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

1.1.          Definitions; Interpretation....................................................2


                                   ARTICLE II
                  APPOINTMENT OF CONSTRUCTION AGENT; ACCEPTANCE

2.1.          Appointment and Acceptance.....................................................2
2.2.          Plans and Specifications; Estimated
                  Improvement Costs..........................................................2
2.3.          Term...........................................................................2
2.4.          Construction Documents.........................................................3
2.5.          Scope of Authority.............................................................3
2.6.          Covenants of the Construction Agent............................................4
2.7.          Insurance......................................................................6


                                   ARTICLE III
                   THE IMPROVEMENTS; CASUALTY AND CONDEMNATION

3.1.          Construction...................................................................9
3.2.          Modifications to Plans and Specifications......................................9
3.3.          Casualty, Condemnation and Force Majeure Events...............................10
3.4.          Condemnation Proceedings......................................................10
3.5.          Condemnation Awards...........................................................10


                                   ARTICLE IV
                                PAYMENT OF FUNDS

4.1.          Funding of Property Improvements Costs........................................11


                                    ARTICLE V
                 CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT

5.1.          Construction Agency Agreement Events of Default...............................12
5.2.          Survival......................................................................13
5.3.          Remedies......................................................................13
5.4.          Limitation on Construction Agent's
                  Recourse Liability........................................................15
5.5.          Construction Agent's Right to Purchase........................................15


                                   ARTICLE VI
                           NO CONSTRUCTION AGENCY FEE

6.1.          Lease as Fulfillment of Lessor's Obligations..................................16


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1.          Notices.......................................................................17
7.2.          Successors and Assigns........................................................17
7.3.          GOVERNING LAW.................................................................17
7.4.          Amendments, etc...............................................................17
7.5.          Counterparts..................................................................17
7.6.          Severability..................................................................17
7.7.          Headings and Table of Contents................................................17

   Schedules and Annex
   Schedule 1  Description of Land
   Schedule 2  Plans and Specifications for Subject Improvements


   Annex I     Form of Construction Documents Assignment



                                      -ii-